As filed with the Securities and Exchange Commission on July 11, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CanArgo Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	91-0881481
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
P.O. Box 291, St Peter Port
Guernsey, GY1 3RR, British Isles
+(44) 1481 729 980
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Dr. David Robson
Chairman, President and Chief Executive Officer
P.O. Box 291, St Peter Port
Guernsey, GY1 3RR, British Isles
+(44) 1481 729 980
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Please forward a copy of all correspondence to:
Peter A. Basilevsky, Esq.
Satterlee Stephens Burke & Burke LLP
11th Floor, 230 Park Avenue
New York, NY 10169
(212) 818-9200
CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class of		Proposed	Maximum	Amount of
Securities to be	Amount to Be	Maximum Offering	Aggregate Offering	Registration
Registered	Registered (1)	Price per Share (2)	Price (2)	Fee (2)
Common stock, $0.10 par value	7,500,000	$0.70	$5,250,000.00	$561.75

(1)	In the event of a stock split, stock dividend or similar transaction involving the shares of common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)	Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low prices for the Common Stock as reported on the American Stock Exchange Composite Transactions Tape on July 7, 2006, which was US$0.70 per share.

PART II
Item 8
SIGNATURES
INDEX TO EXHIBITS
EX-5: OPINION OF SATTERLEE STEPHENS BURKE & BURKE LLP
EX-23.1: CONSENT OF L J SOLDINGER ASSOCIATES LLC

PART II
EXPLANATORY NOTE
This registration statement is being filed to register an additional 7,500,000 shares of the Registrant’s common stock for issuance pursuant to the Registrant’s 2004 Long Term Stock Incentive Plan (the “Plan”).
INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8
The Registrant initially registered 10,000,000 shares of the Registrant’s common stock issuable under the Plan on Form S-8 File No. 333-119249 (the “Initial Form S-8”) as filed by Registrant with the Securities and Exchange Commission on September 24, 2004. The contents of the Initial Form S-8 are hereby incorporated herein by reference.

Item 8.	Exhibits

3.1	Registrant’s Certificate of Incorporation and amendments thereto (incorporated by reference from the Company’s Proxy Statements filed May 10, 1999 and May 9, 2000 and Forms 8-K filed July 24, 1998 and May 23, 2006).

3.2	Registrant’s Bylaws (incorporated herein by reference from Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-72295 filed on July 29, 1999).

4.1	CanArgo Energy Corporation 2004 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K dated June 3, 2004)

5	Opinion of Satterlee Stephens Burke & Burke LLP as to the legality of the securities being registered

23.1	Consent of L J Soldinger Associates LLC

23.2	Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5)

24.1	Power of Attorney (included on signature page)
UNDERTAKINGS
1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peter Port, Guernsey on this 11th day of July, 2006.

CANARGO ENERGY CORPORATION

By:	/s/ Richard J. Battey

Richard J. Battey
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS:
That the undersigned officers and directors of CanArgo Energy Corporation, a Delaware corporation, do hereby constitute and appoint David Robson and Richard J. Battey, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stand in any and all capacities, with power and authority to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent, determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power of authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, post-effective amendments and supplements thereof, and to any and all instruments or documents filed as part of or in connection with such Registration Statement, and each of the undersigned hereby certifies and confirms all that said attorney-in-fact and agent, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the dates indicated below.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Richard J. Battey Richard J. Battey, Chief Financial Officer	Date: July 11, 2006

By:	/s/ David Robson David Robson, Chairman of the Board, President and	Date: July 11, 2006
Chief Executive Officer and Director

By:	/s/ Vincent McDonnell Vincent McDonnell, Executive Director, Chief	Date: July 11, 2006
Operating Officer and Chief Commercial Officer

By:	Russell Hammond, Director	Date: July , 2006

By:	Nils N. Trulsvik, Director	Date: July , 2006

By:	/s/ Michael Ayre Michael Ayre, Director	Date: July 11, 2006

INDEX TO EXHIBITS

FILED HEREWITH		EXHIBITS

X	5	Opinion of Satterlee Stephens Burke & Burke LLP as to the legality of the securities being registered

X	23.1	Consent of L J Soldinger Associates LLC

X	23.2	Consent of Satterlee Stephens Burke & Burke LLP (included in their opinion filed as Exhibit 5)

X	24.1	Power of Attorney (included on signature page)